AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.

                        INVESTMENT SUBADVISORY AGREEMENT

                     J.P. MORGAN INVESTMENT MANAGEMENT INC.
                    AMERICAN CENTURY INTERNATIONAL BOND FUNDS
               (American Century--Benham International Bond Fund)

         Agreement effective this August 1, 1997, between AMERICAN CENTURY INTERNATIONAL BOND FUNDS (the "Trust"), a business trust organized under the laws of the Commonwealth of Massachusetts, acting on behalf of American Century--Benham International Bond Fund, a portfolio of the Trust (formerly known as Benham European Government Bond Fund) (the "Fund"), and American Century Investment Management, Inc. ("ACIM") a corporation organized under the laws of the state of Delaware, with offices located at 4500 Main Street, Kansas City, Missouri, 64141-6200, hereby agree with J. P. MORGAN INVESTMENT MANAGEMENT INC. (the "Sub-Advisor"), a corporation organized under the laws of the state of Delaware with offices located at 522 Fifth Avenue, New York, New York 10036, as follows:

I. INVESTMENT DESCRIPTION - APPOINTMENT. The Trust desires to appoint the Sub-Advisor to provide certain investment advisory services to the Fund in accordance with the Fund's Prospectus and Statement of Additional Information as in effect and as amended from time to time, in such manner and to such extent as may be approved by the Board of Trustees of the Trust. The Trust agrees to provide the Sub-Advisor copies of all amendments to the Fund's Prospectus and Statement of Additional Information on an ongoing basis. In consideration for the compensation set forth below the Sub-Advisor accepts the appointment and agrees to furnish the services described herein.

II. SERVICES AS INVESTMENT SUB-ADVISOR. Subject to the general supervision of the Board of Trustees of the Trust and of ACIM, the Fund's investment manager, the Sub-Advisor will (i) act in conformity with the Trust's Prospectus and Statement of Additional Information, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Internal Revenue Code and all other applicable federal and state laws and regulations, as the same may from time to time be amended,
         (ii) make investment decisions for the fund in accordance with the Fund's investment objective(s) and policies as stated in the Fund's Prospectus and Statement of Additional Information and with such written guidelines as ACIM may from time to time provide to the Sub-Advisor; (iii) place purchase and sale orders on behalf of the Fund; (iv) maintain books and records with respect to the securities transactions of the Fund and furnish the Trust's Board of Trustees such periodic, regular and special reports as the Board may request; and (v) treat confidentially and as proprietary information of the Trust all records and other information related to the Trust and its prior, present or potential shareholders. The Sub-Advisor will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Trust, which approval shall not be unreasonably withheld. Such records may not be withheld when the Sub-Advisor may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Trust. In providing those services, the Sub-Advisor will supervise the Fund's investments and conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets. In addition, the Sub-Advisor will furnish the Trust or ACIM with whatever information, including statistical data, the Trust or ACIM may reasonably request with respect to the instruments that the Fund may hold or contemplate purchasing.

III.     BROKERAGE

         A. Securities. In executing transactions for the Fund and selecting brokers or dealers, the Sub-Advisor will use its best efforts to obtain the best net price and execution available and shall execute or direct the execution of all such transactions as permitted by law and in a manner that best suits the interest of the Fund and its shareholders. In assessing the best net price and execution available for any Fund transaction, the Sub-Advisor will consider all factors it deems relevant including, but not limited to, breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of any commission for the specific transaction and on a continuing basis.. Consistent with this obligation, when the execution and price offered by two or more brokers or dealers are comparable, the Sub-Advisor may, at its discretion, execute transactions with brokers and dealers who provide the Trust with research advice and other services, but in all instances best net price and execution shall control.

                  On occasions when the Sub-Advisor deems the purchase or sale of a security to be in the best interest of the Fund as well as its other clients, the Sub-Advisor may to the extent permitted by applicable law, but shall not be obligated to, aggregate the securities to be sold or purchased with those of its other clients. In such event, allocation of the securities so purchased or sold will be made by the Sub-Advisor in a manner it considers to be equitable and consistent with its fiduciary obligations to the Trust and to such other clients. Securities so allocated will be delivered in proportion to the consideration paid. The expenses incurred in the transaction shall be allocated pro-rata.

         B. Foreign Exchange Transactions. The Sub-Advisor is authorized to effect, on behalf of the Fund, spot and forward foreign exchange contracts for purposes consistent with the Fund's investment objectives and policies as described in the Fund's Prospectus and Statement of Additional Information, as amended, and with such other operating policies and guidelines as ACIM may from time to time provide to the Sub-Advisor. The Sub-Advisor is further authorized to execute such documents as may be required to effect such transactions. In effecting such spot and forward foreign exchange contracts and in selecting counterparties for such contracts, the Sub-Advisor shall use its best efforts to seek the best overall terms available and shall execute or direct the execution of all such transactions as permitted by law and in a manner that best suits the interests of the Fund and its shareholders.

IV. INFORMATION PROVIDED TO THE TRUST. The Sub-Advisor will keep the Trust and ACIM informed of developments materially affecting the Fund and will take initiative to furnish the Trust and ACIM on at least a quarterly basis with whatever information the Sub-Advisor believes is appropriate for this purpose. Such regular quarterly reports shall include (i) a discussion of the Fund's performance relative to its benchmark, (ii) an assessment of investment decisions and analysis of the components of the Fund's performance (i.e., bond selection and currency hedging), (iii) the decisions it has made with respect to the Fund's assets and the purchase and sale of its portfolio securities,
         (iv) the reasons for such decisions and related actions, and (v) the extent to which those decisions have been implemented.

         Sub-Advisor will provide the Trust and ACIM with such investment records, ledgers, accounting and statistical data, and other information as the Trust or ACIM requires for the preparation of registration statements, periodic and other reports and other documents required by federal and state laws and regulations, and particularly as may be required for the periodic review, renewal, amendment or termination of this Agreement, and such additional documents and information as the Trust and ACIM may reasonably request for the management of their affairs. At least once annually a representative of the Sub-Advisor shall attend a meeting of the Board of Trustees to make a presentation on the Fund's performance during the preceding year.

         The Sub-Advisor shall furnish to regulatory authorities any information or reports in connection with such services as may be lawfully requested. The Sub-Advisor shall also, at the Trust's request, certify to the Trust's independent auditors that sales or purchases aggregated with those of other clients of the Sub-Advisor, as described in Section 3(a) above, were equitably allocated.

         In compliance with the requirements of the Investment Company Act of 1940, the Sub-Advisor hereby agrees that all records that it maintains for the Fund are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's request. Sub-Advisor further agrees to preserve for the periods of time prescribed by the Investment Company Act of 1940 and the Investment Advisers Act of 1940 the records required to be maintained thereunder.

V. LIABILITY AND INDEMNIFICATION OF THE SUB-ADVISOR. The Sub-Advisor shall be responsible for the exercise of reasonable care in carrying out its responsibilities hereunder; provided, however, that no provision of this Agreement shall be construed to protect any trustee, director, officer, agent or employee of the Sub-Advisor from liability by reason of negligence, willful malfeasance, bad faith in the performance of such person's duties or by reason of reckless disregard of obligations and duties hereunder.

         ACIM shall indemnify and hold harmless the Sub-Advisor from and against all claims, losses, liabilities or damages (including reasonable attorneys fees and other related expenses), arising from or in connection with the performance by the Sub-Advisor of its duties hereunder and not resulting from the Sub-Advisor's negligence, willful malfeasance, bad faith in the performance of its duties or by reason of its reckless disregard of obligations and duties hereunder.

VI. COMPENSATION. In consideration of the services rendered pursuant to this Agreement, ACIM will pay the Sub-Advisor on the first business day of each month a fee for the previous month at an annual rate computed as follows:

            0.20% of the Fund's average daily net assets up to $200 million; and 0.15% of the Fund's average daily net assets over $200 million.

         The Sub-Advisor shall have no right to obtain compensation directly from the Fund or the Trust for services provided hereunder and agrees to look solely to ACIM for payment of fees due. Upon termination of this Agreement before the end of a month, the fee for that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Sub-Advisor, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Fund's Prospectus or Statement of Additional Information.

VII. EXPENSES. The Sub-Advisor will bear all expenses in connection with the performance of its services under this Agreement, which expenses shall not include brokerage fees or commissions in connection with the execution of securities transactions.

VIII. SERVICES TO OTHER COMPANIES OR ACCOUNTS. The Trust understands that the Sub-Advisor now acts, will continue to act as investment advisor to one or more other investment companies or series of investment companies. The Trust has no objection to the Sub-Advisor so acting, provided that, as described in Section 3 above, whenever the Fund and one or more other accounts or investment companies advised by the Sub-Advisor have funds available for investment, investments suitable and appropriate for each will be allocated equitably to each entity in accordance with procedures. Similarly, opportunities to sell securities will be allocated in an equitable manner. In addition, the Trust understands that the persons employed by the Sub-Advisor to assist in the performance of the Sub-Advisor's duties hereunder will not devote their full time to such service and nothing contained herein shall be deemed to limit or restrict the right of the Sub-Advisor or any affiliate of the Sub-Advisor to engage in and devote time and attention to other business or to render services of whatever kind or nature.

IX. TERM OF AGREEMENT. This Agreement shall become effective as of the date the Fund commences its investment operations and shall continue for a two-year term and thereafter so long as such continuance is specifically approved at least annually by (i) the Board of Trustees of the Trust or (ii) a vote of a "majority" (as defined in the Investment Company Act of 1940, as amended) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board of Trustees who are not "interested persons" (as defined in said Act) of any part to this Agreement, by a vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty on 60 days' written notice, by ACIM, the Board of Trustees of the Trust, or by vote of holders of a majority of the Fund's shares, or upon twelve months' written notice by the Sub-Advisor, and will terminate automatically upon any termination of the management agreement between the Trust and ACIM. In addition, this Agreement will also terminate automatically in the event of its assignment (as defined in said Act). The Sub-Advisor agrees to notify the Trust of any circumstances that might result in this Agreement being deemed to be assigned.

X. REPRESENTATIONS OF THE TRUST AND THE SUB-ADVISOR. The Trust represents that (i) a copy of its Agreement and Declaration of Trust, dated August 28, 1991, together with all amendments thereto, is on file in the office of the Secretary of the Commonwealth of Massachusetts, (ii) the appointment of the Sub-Advisor has been duly authorized, and (iii) it has acted and will continue to act in conformity with the Investment Company Act of 1940, as amended, and other applicable laws.

         The Sub-Advisor represents that it is authorized to perform the services described herein.

XI. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

XII. LIMITATION OF LIABILITY. This Agreement has been executed on behalf of the Trust by the undersigned officer of the Trust solely in his capacity as an officer of the Trust. No shareholder, trustee, officer, employee or agent of the Trust shall be subject to claims against or obligations of the Trust to any extent whatsoever.

XIII. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto.

XIV. GOVERNING LAW. This Agreement shall be governed in accordance with the laws of the Commonwealth of Massachusetts.

XV. INDEPENDENT CONTRACTOR. In the performance of its duties hereunder, the Sub-Advisor is and shall be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust or ACIM in any way, or otherwise be deemed to be an agent of the Trust or ACIM.

XVI. SEVERABILITY. If any provision of this agreement shall be held or made invalid by a court decision, statute, rule or similar authority, the remainder of this Agreement shall not be affected thereby.

XVII.    NOTICES.  Notices hereunder shall be addressed as follows:

               To the Sub-Advisor: J.P. MORGAN INVESTMENT MANAGEMENT INC.
                                   Attention: Ms. Nina Mettelman
                                   522 Fifth Avenue
                                   New York, New York 10036

                                   with a copy to:

                                   J.P. MORGAN INVESTMENT MANAGEMENT INC.
                                   Attention: Mr. Peter Young
                                   28 King Street
                                   London SWIY  6XA

               To the Trust:       AMERICAN CENTURY INTERNATIONAL BOND FUNDS
                                   Attention: William M. Lyons
                                   Executive Vice President
                                   4500 Main Street
                                   Kansas City, MO 64141-0274

               To ACIM:            AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.
                                   Attention:  James E. Stowers, III
                                   4500 Main Street
                                   Kansas City, MO   64141-0274

XVIII.   PROMOTION   AND   DISTRIBUTION.   The   Sub-Advisor   shall   have   no
         responsibility or authority to promote the sale or distribution of the Trust's shares in any manner.

         Executed as of the 1st day of August 1997.



                                   J.P. MORGAN  INVESTMENT MANAGEMENT INC.


                                   /s/Frank J. Webb

                                   Name:  Frank J. Webb

                                   Title:  Vice President


                                   AMERICAN CENTURY INVESTMENT MANAGEMENT, INC.


                                   /s/Robert C. Puff
                                   Robert C. Puff
                                   President


                                   AMERICAN CENTURY INTERNATIONAL BOND FUNDS


                                   /s/ James M. Benham
                                   James M. Benham
                                   President and Chief Executive Officer